Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Gold Resource Corp.

We hereby consent to the incorporation by reference in this registration statement, Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 of our report dated April 10, 2008, relating to the consolidated financial statements of Gold Resource Corporation as of December 31, 2007 and for the years ended December 31, 2007 and 2006, and the period from August 24, 1998 (inception) to December 31, 2007.

Denver, Colorado
October 8, 2008